                                                                    Exhibit 23




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-102061, 333-63212, 333-13451, 333-26433, 333-42048,
333-42050 and 333-44758) and on Form S-3 (Nos. 333-102843, 333-62684 and
333-65699) of Allegiant Bancorp, Inc. of our report dated January 23, 2003 (except for Note 14, as to which the date is January 30, 2003), with respect to the consolidated financial statements of Allegiant Bancorp, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                         /s/ Ernst & Young LLP

St. Louis, Missouri
March 25, 2003